UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 6, 2013 (January 28, 2013)

ALR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-30414
(Commission File No.)

7400 Beaufont Springs Drive
Suite 300
Richmond, Virginia  23225
(Address of principal executive offices) (Zip Code)

(804) 554-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 28, 2013, we issued options to acquire 2,300,000 shares of our common stock at an exercise price of $0.05 per share to expire on January 27, 2018 to the following individuals:

Grantee	Number of Shares to be Received Upon Exercise of Options
Dr. Kent Stoneking	500,000
Ms. Barbara Dubiel	300,000
Mr. Barrett D. Ehrlich	100,000
Mr. Andrew Klips	300,000
Mr. Steven Brassard	300,000
Mr. Mark Geoffrey Uy	200,000
Mr. Johnny Tlardera	200,000
Mr. John Lester Tolentino	200,000
Mr. Norbert Ricafranca	200,000

On January 29, 2013, Mr. Sidney Chan and the Company executed an amending agreement, effective January 8, 2013, whereby Mr. Chan increased the borrowing limit of the line of credit he has provided to the Company from $2,500,000 to $4,000,000. All other terms and conditions of the amended credit agreement remain in force and unaltered. Mr. Chan and the Company had previously entered into an agreement on March 6, 2011, which was subsequently amended by further agreements dated October 24, 2011 and June 15, 2012, whereby Mr. Chan agreed to make available to the Company a credit line equal to $2,500,000 for the Company’s corporate purposes. Under the terms of the arrangement, the amount borrowed by the Company bears simple interest at a rate of 1% per month. The amount borrowed is secured by a general security agreement over the assets of the Company and is due on demand.

In consideration of Mr. Chan making available the additional loan of $1,500,000 to the Company, the Company hereby:

a)	agrees to reduce the exercise price of the 35,725,000 shares of common stock under option to the Mr. Chan from $0.07 to $0.05;
b)	grants Mr. Chan the right and option to purchase an additional 14,275,000 shares of common stock at an exercise price of $0.05 until December 28, 2017, and
c)	grants Mr. Chan the right and option to purchase, an additional 50,000,000 shares of common stock at a price of $0.03 per share until December 28, 2017.

Mr. Chan is the Chairman of the Board of Directors and Chief Executive Officer of the Company.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On January 29, 2013, Mr. Sidney Chan and the Company executed an amending agreement, effective January 8, 2013, whereby Mr. Chan increased the borrowing limit of the line of credit he has provided to the Company from $2,500,000 to $4,000,000. All other terms and conditions of the amended credit agreement remain in force and unaltered. Mr. Chan and the Company had previously entered into an agreement on March 6, 2011, which was subsequently amended by further agreements dated October 24, 2011 and June 15, 2012, whereby Mr. Chan agreed to make available to the Company a credit line equal to $2,500,000 for the Company’s corporate purposes. Under the terms of the arrangement, the amount borrowed by the Company bears simple interest at a rate of 1% per month. The amount borrowed is secured by a general security agreement over the assets of the Company and is due on demand.

In consideration of Mr. Chan making available the additional loan of $1,500,000 to the Company, the Company hereby:

a)	agrees to reduce the exercise price of the 35,725,000 shares of common stock under option to the Mr. Chan from $0.07 to $0.05;
b)	grants Mr. Chan the right and option to purchase an additional 14,275,000 shares of common stock at an exercise price of $0.05 until December 28, 2017, and
c)	grants Mr. Chan the right and option to purchase, an additional 50,000,000 shares of common stock at a price of $0.03 per share until December 28, 2017.

Mr. Chan is the Chairman of the Board of Directors and Chief Executive Officer of the Company.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document

10.1	Amended Credit Agreement with Sidney Chan (1/8/2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 6th day of February, 2013.

ALR TECHNOLOGIES INC.

BY:	SIDNEY CHAN
Sidney Chan
Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and Director